As filed with the Securities and Exchange Commission on June 2, 2005

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WAL-MART STORES, INC.

(Exact name of registrant as specified in its charter)

Delaware	71-0415188
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

702 S.W. 8th Street

Bentonville, Arkansas 72716

(479) 273-4000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

ANTHONY D. GEORGE, ESQ.

Senior Assistant General Counsel, Finance

Wal-Mart Stores, Inc.

702 S.W. 8th Street

Bentonville, Arkansas 72716

(479) 273-4000

(Name, address, and telephone number,

including area code, of agent for service)

With copies to:

DUDLEY W. MURREY, ESQ.	GLENN M. REITER, ESQ.
Hughes & Luce LLP	Simpson Thacher & Bartlett LLP
1717 Main Street, Suite 2800	425 Lexington Avenue
Dallas, Texas 75201	New York, New York 10017
(214) 939-5500	(212) 455-2000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:    ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☒  Registration No. 333-101847

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box:    ☐

CALCULATION OF REGISTRATION FEE

Title of each class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Debt Securities	$200,000,000	100%	$200,000,000	$23,540

(1)	The proposed maximum aggregate offering price of the debt securities being registered hereby as set forth herein has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE 462(b) UNDER THE SECURITIES ACT.

EXPLANATORY NOTE

This registration statement is being filed pursuant to Rule 462(b) and General Instruction IV of Form S-3, both as promulgated under the Securities Act of 1933, as amended, and includes the registration statement facing page, this page, the signature page, an exhibit index and the required opinion and consents. The contents of the Registration Statement on Form S-3 (Registration No. 333-101847), including the exhibits thereto and each of the documents incorporated or deemed incorporated by reference therein, which was declared effective by the Securities and Exchange Commission on December 27, 2002 (the “Original Registration Statement”), are incorporated by reference in this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bentonville, State of Arkansas, on June 2, 2005.

WAL-MART STORES, INC.

By:	/s/ H. Lee Scott, Jr.
Name: Title:	H. Lee Scott, Jr. President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

DATE:	June 2, 2005	/s/ S. Robson Walton* S. Robson Walton Chairman of the Board and Director

DATE:	June 2, 2005	/s/ H. Lee Scott, Jr. H. Lee Scott, Jr. President, Chief Executive Officer and Director

DATE:	June 2, 2005	/s/ Thomas M. Schoewe Thomas M. Schoewe Executive Vice President and Chief Financial Officer (Principal Financial Officer)

DATE:	June 2, 2005	/s/ David D. Glass* David D. Glass Chairman, Executive Committee of the Board and Director

DATE:	June 2, 2005	/s/ Charles M. Holley, Jr. Charles M. Holley, Jr. Senior Vice President and Controller (Principal Accounting Officer)

DATE:	June 2, 2005	/s/ James W. Breyer* James W. Breyer Director

DATE:		M. Michele Burns Director

DATE:		Douglas N. Daft Director

DATE:	June 2, 2005	/s/ Roland A. Hernandez* Roland A. Hernandez Director

DATE:		John D. Opie Director

DATE:	June 2, 2005	/s/ J. Paul Reason * J. Paul Reason Director

DATE:	June 2, 2005	/s/ Jack C. Shewmaker* Jack C. Shewmaker Director

DATE:		José H. Villarreal Director

DATE:	June 2, 2005	/s/ John T. Walton* John T. Walton Director

DATE:		Christopher J. Williams Director

*By:	/s/ H. Lee Scott, Jr. H. Lee Scott, Jr., as Attorney-in- Fact pursuant to a Power of Attorney granted in the Original Registration Statement

Exhibit Index

Exhibit Number	Description

5.1	Opinion of Hughes & Luce LLP with respect to the legality of the securities being registered

23.1	Consent of Ernst & Young LLP

23.2	Consent of Hughes & Luce LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included in the signature page to the Company’s Registration Statement on Form S-3 (Registration No. 333-101847) as filed with the Securities and Exchange Commission on December 13, 2002 and declared effective on December 27, 2002)